UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [    ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-12

                        Pioneer Natural Resources Company
                     --------------------------------------
                (Name of Registrant as Specified in Its Charter)

          -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any  part of  the fee is  offset as  provided by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

     Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held in the Carrollton Room at the Dallas Marriott Las Colinas Hotel, 223 West Las Colinas Blvd., Irving, Texas 75039, on Thursday, May 13, 2004, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

         1. To elect three directors, each for a term of three years.

         2. To ratify the selection of Ernst & Young LLP as the auditors of the Company for the current year.

         3. To transact such other business as may properly come before the Annual Meeting.

     These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you are a stockholder of record at the close of business on March 17, 2004.

                             YOUR VOTE IS IMPORTANT

     Please date, sign and return the enclosed Proxy promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Instead of returning the paper proxy, you may vote via the Internet at www.continentalstock.com,our transfer agent's website. Have your proxy card in hand when you access this website.

                                 By Order of the Board of Directors,


                                   /s/ Mark L. Withrow
                                 ----------------------------------------------
                                 Mark L. Withrow
                                 Secretary

Irving, Texas
April 2, 2004

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



                        PIONEER NATURAL RESOURCES COMPANY
                          5205 North O'Connor Boulevard
                                    Suite 900
                               Irving, Texas 75039


                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Thursday, May 13, 2004, at 9:00 a.m. Central Time, in the Carrollton Room at the Dallas Marriott Las Colinas Hotel, Irving, Texas 75039. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

     You may grant your Proxy by signing, dating and returning the enclosed paper proxy card. Instead of returning the paper proxy card, you may complete a proxy card electronically through the Internet by accessing the website of the Company's transfer agent at www.continentalstock.com. See "Internet Voting" below.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy, such as the accompanying Proxy or the Internet Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by signing and delivering to the Secretary of the Company a Proxy with a later date or by submitting your vote electronically through the Internet with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy are first being sent or given to stockholders of the Company on or about April 7, 2004.

                                QUORUM AND VOTING

     Voting Stock. The Company has one outstanding class of securities that entitles holders to vote generally at meetings of the Company's stockholders: common stock, par value $.01 per share. Each share of common stock outstanding on the record date is entitled to one vote.

     Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 17, 2004. At the record date, 120,024,319 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

     Quorum and Adjournments. The presence, in person or by Proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Vote Required. Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

     Default Voting. A Proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and return a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

o FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors.

o FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated the following individuals for election as Class I Directors of the Company with their terms to expire in 2007 when their successors are elected and qualified:

                               R. Hartwell Gardner
                                James L. Houghton
                                 Linda K. Lawson

     Messrs. Gardner and Houghton and Mrs. Lawson are currently serving as Directors of the Company. Their biographical information is contained in the "Directors and Executive Officers" section below.

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

     The Board of Directors recommends that stockholders vote FOR the election of each of the nominees.

                                    ITEM TWO

                              SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the auditors of the Company for 2004. Ernst & Young LLP have audited the Company's financial statements since 1998. The 2003 audit was completed on January 26, 2004.

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audits of the Company's annual financial statements on Forms 10-K, reviews of the Company's quarterly financial statements on Forms 10-Q and reviews of the Company's other filings with the Securities and Exchange Commission (the "SEC") including comfort letters, consents and other research work necessary to comply with generally accepted auditing standards for the years ended December 31, 2003 and 2002 were $505,642 and $535,756, respectively.

     Audit-Related Fees. The aggregate fees earned by Ernst & Young LLP for audit-related services provided to the Company totaled $10,000 and $13,661 during the years ended December 31, 2003 and 2002, respectively. Audit-related services were comprised of audits of the Company's benefit plans.

     Tax Services Fees. The aggregate fees earned by Ernst & Young LLP for tax services provided to the Company totaled $68,903 and $73,116 during the years ended December 31, 2003 and 2002, respectively. Tax services were primarily comprised of tax return preparation services for expatriates and the Company's Argentine subsidiaries.

     Other Fees. During the year ended December 31, 2003, the aggregate fees earned by Ernst & Young LLP for other professional services provided to the Company totaled $13,335. Other services provided to the Company by Ernst & Young LLP were primarily comprised of employee benefit advisory services. No other services were provided to the Company by Ernst & Young LLP during the year ended December 31, 2002.

     The Charter of the Company's Audit Committee of the Board of Directors requires that the Audit Committee review and pre-approve the plan and scope of Ernst & Young LLP audit, audit-related, tax and other services. The Audit Committee pre-approved 100 percent of the services provided by Ernst & Young LLP.

     The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     The audit report of Ernst & Young LLP on the Company's annual financial statements for 2003, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope.

     In connection with the audits of the Company's annual financial statements for 2003, 2002 and 2001, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of such independent accountants, would have caused such independent accountants to make reference to the matter in their audit report.

     The Board of Directors recommends that stockholders vote FOR ratification of the selection of Ernst & Young LLP.

                        DIRECTORS AND EXECUTIVE OFFICERS

     After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors" above, the Board of Directors and executive officers of the Company will be:

Name                      Age                        Position

Scott D. Sheffield......   51   Chairman of the Board, President and Chief
                                Executive Officer
A. R. Alameddine........   57   Executive Vice President - Worldwide Business
                                Development
Chris J. Cheatwood......   43   Executive Vice President - Worldwide Exploration
Timothy L. Dove.........   47   Executive Vice President and Chief Financial
                                Officer
Danny L. Kellum.........   49   Executive Vice President - Domestic Operations
Mark L. Withrow.........   56   Executive Vice President, General Counsel and
                                Secretary
James R. Baroffio.......   72   Director
Edison C. Buchanan......   49   Director
R. Hartwell Gardner.....   69   Director
James L. Houghton.......   73   Director
Jerry P. Jones..........   72   Director
Linda K. Lawson.........   58   Director
Charles E. Ramsey, Jr...   67   Director
Robert A. Solberg.......   58   Director

     The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until either reelected or their successors are elected and qualified. Each year, the directors of one class stand for reelection as their terms of office expire. Messrs. Gardner and Houghton and Mrs. Lawson are designated as Class I Directors and their terms of office expire at the Annual Meeting. Messrs. Baroffio, Buchanan and Sheffield are designated as Class II Directors and their terms of office expire in 2005. Messrs. Jones, Ramsey and Solberg are designated as Class III Directors and their terms of office expire in 2006.

     Executive officers serve at the discretion of the Board of Directors.

     Set forth below is biographical information about each of the Company's executive officers and directors named above.

     Scott D. Sheffield. Mr. Sheffield, a distinguished graduate of the University of Texas with a Bachelor of Science degree in Petroleum Engineering, has been the President and Chief Executive Officer of the Company since August 1997, and assumed the position of Chairman of the Board in August 1999. He was the Chairman of the Board and Chief Executive Officer of Parker & Parsley Petroleum Company ("Parker & Parsley") from October 1990 until the formation of the Company in August 1997. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

     A. R. Alameddine. Mr. Alameddine, who joined the Company in July of 1997 as Vice President of Domestic Business Development, has been Executive Vice President - Worldwide Business Development since November 2003. Prior to joining the Company, Mr. Alameddine spent 26 years with Mobil Exploration and Production Company ("Mobil"). At the time of his departure from Mobil, Mr Alameddine was the Acquisition, Trade and Sales Manager, a position he had held since 1990. Prior to1990, Mr. Alameddine held several managerial positions in the acquisition and sales group as well as in the reservoir-engineering department. A native of Lebanon, Mr. Alameddine joined Mobil as an Operations Engineer following his graduation from Louisiana State University in 1971 with a Bachelor of Science degree in Petroleum Engineering.

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     Chris J. Cheatwood.  Mr.  Cheatwood was elected  Executive Vice President -
Worldwide Exploration in January 2002. Mr. Cheatwood joined the Company in August 1997 and was promoted to Vice President - Domestic Exploration in July 1998 and Senior Vice President - Exploration in December 2000. Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corp. where his focus included exploration in the Deepwater Gulf of Mexico. Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

     Timothy L. Dove. Mr. Dove was elected Executive Vice President and Chief Financial Officer in February 2000. Prior to that, Mr. Dove held the position of Executive Vice President - Business Development since August 1997. Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997. Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his M.B.A. in 1981 from the University of Chicago.

     Danny L. Kellum. Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected Executive Vice President - Domestic Operations in May 2000. From January 2000 until May 2000, Mr. Kellum served as Vice President - Domestic Operations. Mr. Kellum served as Vice President - Permian Division from August 1997 until December 1999. From 1989 until 1994 he served as Spraberry District Manager and as Vice President of the Spraberry and Permian Division for Parker & Parsley until August of 1997. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation.

     Mark L. Withrow. Mr. Withrow, a graduate of Abilene Christian University with a Bachelor of Science degree in Accounting and Texas Tech University with a Juris Doctorate degree, has been the Executive Vice President, General Counsel and Secretary of the Company since August 1997. He served as Vice President - General Counsel of Parker & Parsley from February 1991 until January 1995, and served as Senior Vice President, General Counsel of Parker & Parsley from January 1995 until August 1997. He was Parker & Parsley's Secretary from August 1992 until August 1997. Mr. Withrow joined Parker & Parsley in January 1991. Before joining Parker & Parsley, Mr. Withrow was the managing partner of the law firm of Turpin, Smith, Dyer, Saxe & MacDonald in Midland, Texas.

     James R. Baroffio. Dr. Baroffio received a Bachelor of Arts degree in Geology at the College of Wooster, Ohio, an M.S. in Geology at Ohio State University, and a Ph.D. in Geology and Civil Engineering at the University of Illinois. Before becoming a Director of the Company in December 1997, Dr. Baroffio enjoyed a long career with Chevron Oil Corporation where he served as President, Chevron Research and Technology Center and V.P. Exploration and eventually retired as President of Chevron Canada Resources in 1994. Dr. Baroffio was Chairman of the U.S. National Committee of the World Petroleum Congress and is currently a Trustee Associate of the AAPG Foundation. His community leadership positions included Chairman of the Pacific Symphony of California and a Director of the Nature Conservancy of Canada, as well as serving as President of the Alberta Nature Conservancy.

     Edison C. Buchanan. Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and an M.B.A. in Finance and International Business from Columbia University Graduate School of Business in 1981. From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices. In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group. In 2000, Mr.
Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston. In 2001, Mr. Buchanan began working for The Trust for Public Land, a land conservation organization, in Santa Fe, New Mexico. Mr. Buchanan became a Director of the Company in 2002.

     R. Hartwell Gardner. Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997. Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned an M.B.A. from Harvard University.

Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively. Mr. Gardner is a member of Financial Executives International where he served as Chairman in 1986/1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda.

     James L. Houghton. Mr. Houghton is a Certified Public Accountant and a graduate of Kansas University with a Bachelor of Science degree in Accounting, as well as a Bachelor of Laws degree. Mr. Houghton has served as a Director of the Company since August 1997, and as a Director of Parker & Parsley from October 1991 until August 1997. Until October 1, 1991, Mr. Houghton was the lead oil and gas tax specialist for the accounting firm of Ernst & Young LLP, was a member of Ernst & Young LLP's National Energy Group, and had served as its Southwest Regional Director of Tax. Mr. Houghton is a member of the American Institute of Certified Public Accountants, a member of the Oklahoma Society of Certified Public Accountants and a former Chairman of its Federal and Oklahoma Taxation Committee, and past President of the Oklahoma Institute on Taxation. He has also served as a Director for the Independent Petroleum Association of America and as a member of its Tax Committee. Mr. Houghton presently serves as a Trustee of the J. E. and L. E. Mabee Foundation in Tulsa, Oklahoma.

     Jerry P. Jones. Mr. Jones earned a Bachelor of Science degree from West Texas State College in 1953 and a Bachelor of Laws degree from the University of Texas School of Law in 1959. Mr. Jones has served as a Director of the Company since August 1997, and as a Director of Parker & Parsley from May 1991 until August 1997. Mr. Jones was an attorney with the law firm of Thompson & Knight, L.L.P. in Dallas, Texas, since September 1959 and was a shareholder in that firm until January 1998, when he retired and became of counsel to the firm. Mr. Jones specialized in civil litigation, especially in the area of energy disputes.

     Linda K. Lawson. Mrs. Lawson holds a Bachelor of Science degree in Accounting from the University of Denver. Mrs. Lawson was employed by business units of The Williams Companies, as well as the parent organization from 1980 to her retirement in 2001. During her tenure she served in a variety of capacities including accounting and finance positions of the parent, and Controller of a FERC regulated energy business unit, Vice President of Investor Relations, Vice President of Human Resources, and as COO of several telecommunication start-up businesses. She is a Certified Public Accountant and served the Tulsa community in a variety of nonprofit organizations. Mrs. Lawson became a Director of the Company in 2002 and resides in Denver, Colorado.

     Charles E. Ramsey, Jr. Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997. Since October 1991, he has operated an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in the Dallas, Texas office. His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

     Robert A. Solberg. Mr. Solberg earned a Bachelor of Science in Civil Engineering from the University of North Dakota in 1969, and is a licensed Petroleum Engineer. Mr. Solberg spent over three decades working for Texaco Inc. throughout the world. He served his last ten years as a Corporate Vice President with several management roles including President of International E&P and President of Upstream Commercial Development. He elected to retire in 2002 and joined the Company's Board of Directors the following month. He continues to live in Houston, Texas with a focus on investment management and business consultation. Mr. Solberg recently became an outside director and non-executive Chairman of JDR Cable Systems, Ltd., a privately owned British company. He also enjoys a history of civic leadership and currently serves on the University of North Dakota Alumni Association Board with a director role on their investment committee.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors of the Company held fourteen meetings of the full Board of Directors, six telephonic updates and two meetings of the independent members of the Board of Directors during 2003. No director attended fewer than 75 percent of the total number of meetings of the Board of Directors. No director attended fewer than 75 percent of the total number of meetings of all committees of the Board of Directors on which that director served.

     The  Board  of  Directors  has  three  standing   committees:   the  "Audit
Committee", the "Compensation and Management Development Committee" and the "Nominating and Corporate Governance Committee".

     Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report", included herein, and the "Audit Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Audit Committee are Messrs. Houghton (Chairman), Gardner, Jones and Solberg and Mrs. Lawson. The Audit Committee held eight meetings during 2003.

     The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company, and approves the annual salaries, bonuses, stock option awards and restricted stock awards of the Company's executive officers. The Compensation and Management Development Committee also administers the Company's Long-Term Incentive Plan and oversees the Company's succession planning. Additional information regarding the functions performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation and Management Development Committee Report on Executive Compensation", included herein, and the "Compensation and Management Development Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Compensation and Management Development Committee are Messrs. Buchanan (Chairman), Baroffio and Ramsey. The Compensation and Management Development Committee held four meetings during 2003.

     The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in "Corporate Governance", included herein, and the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pioneernrc.com. The members of the Nominating and Corporate Governance Committee include all non-employee directors; however, any director whose term is expiring and who would be eligible for election at the Annual Meeting shall not participate in the meeting(s) called for such nomination. The Nominating and Corporate Governance Committee was formed in 2003 and held four meetings during 2003.

                             MANAGEMENT COMPENSATION

Compensation of Directors

     For 2003, each non-employee director received an annual base retainer fee of $40,000 and an annual fee of $10,000 for service on one or more committees. Audit Committee members received an additional $7,500 annual fee. Dr. Baroffio in his role as geosciences advisor to the Board of Directors received an additional $7,500 annual fee, the lead director and the chairman of the Audit Committee each received an additional $7,500 annual fee and other committee chairmen received an additional $2,500 annual fee. Each non-employee director is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees. No additional fees are paid for attendance at Board of Directors or committee meetings. The Company's Chief Executive Officer does not receive additional compensation for serving on the Board of Directors.

     For 2004, the lead director's additional fee will be increased from $7,500 to $15,000 and each director, following their initial three years of service as a director, in addition to their annual base retainer fee, will receive an annual equity award of $60,000 equivalent value. For 2004, the annual equity award will be in the form of restricted stock.

     Under the Company's Long-Term Incentive Plan, non-employee directors are eligible to receive their fees in the form of stock options, stock appreciation rights, restricted stock or performance units. The Company can use these awards instead of cash to pay its non-employee directors all or part of their annual fees. The Board of Directors determines the form (or combination of forms) of consideration each year, based on the economic and other circumstances at the time and based on its view of which awards will best align the interests of the stockholders and the directors. For the year following the 2004 Annual Meeting, the Board of Directors has determined that non-employee directors can elect to receive their annual fees 100 percent in cash or restricted stock or 50 percent cash and 50 percent restricted stock.

     For 2003, the non-employee directors were given a choice to be compensated for their annual directors' fees in either (i) 100 percent cash, (ii) 100 percent stock options, (iii) 100 percent restricted stock or (iv) a 50/50 combination of any thereof. Messrs. Baroffio, Jones, Ramsey, Houghton and Solberg and Mrs. Lawson elected 100 percent cash compensation; Messrs. Gardner and Buchanan elected to receive 100 percent of their compensation in restricted stock. The number of shares granted to non-employee directors electing restricted stock was determined by dividing the director's fees elected to be paid by restricted stock by the closing price of one share of the Company stock on May 14, 2003 (the last closing sale price before the date of the grant). The restricted stock grants vested 25 percent each quarter with the first vesting date on August 15, 2003. Mr. Buchanan received a restricted stock grant of 2,112 shares to compensate him for 100 percent of his annual fees and Mr. Gardner received a restricted stock grant of 2,313 shares to compensate him for 100 percent of his annual fees.

     Each non-employee director, upon commencement of initial service as a director, receives $125,000 of restricted stock. The price used to calculate the number of shares to be granted is based on the closing stock price on the day prior to the day the director is elected to serve on the Board of Directors. The shares granted are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares each year following the grant over a three-year period. The vesting of ownership and the lapse of transfer restrictions may be accelerated in the event of the death, disability or retirement of the director or a change in control of the Company. Each recipient is required to make an election under the Internal Revenue Code to include the value of the restricted stock in the recipient's income in the year of grant. The Company agrees to provide a cash award to the non-employee director in an amount sufficient to pay the federal income taxes due with respect to the grant and such cash payment.

Compensation of Executive Officers

     The compensation paid to the Company's executive officers generally consists of base salaries, annual bonuses, awards under the Long-Term Incentive Plan, contributions to the Company's 401(k) retirement plan, contributions to the Company's deferred compensation retirement plan and miscellaneous perquisites. The following table summarizes the total compensation for 2003, 2002 and 2001 awarded to, earned by or paid to the following persons:

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                 Compensation
                                            Annual Compensation             ----------------------
                                   -------------------------------------    Restricted     Shares
        Name and                                          Other Annual        Stock     Underlying      All Other
  Principal Position        Year    Salary    Bonus(a)   Compensation(b)     Awards(c)    Options    Compensation(d)
-------------------------   ----   --------   --------   ---------------    ----------  ----------   ---------------
Scott D. Sheffield          2003   $700,000   $919,000       $ 19,482       $  302,400     90,000        $ 93,155
President and               2002   $700,000   $971,250       $ 19,211       $1,766,880    150,000        $ 92,797
Chief Executive Officer     2001   $660,000   $617,891       $ 18,279       $      -      138,000        $ 87,774

Chris J. Cheatwood          2003   $315,000   $283,500       $  5,651       $  100,800     30,000        $ 51,500
Executive Vice President -  2002   $260,000   $288,600       $  5,651       $  588,960     50,000        $ 46,024
Worldwide Exploration       2001   $205,000   $153,750       $  5,651       $      -       40,500        $ 37,500

Timothy L. Dove             2003   $315,000   $302,000       $  5,004       $  100,800     30,000        $ 51,500
Executive Vice President    2002   $315,000   $349,650       $  4,954       $  588,960     50,000        $ 51,531
and Chief Financial Officer 2001   $300,000   $224,688       $  4,816       $      -       53,000        $ 47,577

Danny L. Kellum             2003   $315,000   $283,500       $  8,981       $  100,800     30,000        $ 52,125
Executive Vice President -  2002   $315,000   $349,650       $  8,981       $  588,960     50,000        $ 51,531
Domestic Operations         2001   $270,000   $201,563       $  8,166       $      -       53,000        $ 46,223

Mark L. Withrow             2003   $315,000   $142,000       $ 13,258       $  100,800     30,000        $ 51,500
Executive Vice President    2002   $315,000   $349,650       $ 10,858       $  588,960     50,000        $ 52,096
and General Counsel         2001   $300,000   $224,688       $  5,770       $      -       53,000        $ 47,000

---------------
(a)  Represents the amount awarded under the Company's annual bonus program.
(b)  This column represents miscellaneous perquisites.
(c) The value of the 2003 restricted stock reported in this column was determined using the August 19, 2003 grant date closing price of $25.20 per share for the Company's common stock as reported by the New York Stock Exchange. The restricted stock grant includes vesting restrictions that lapse on August 19, 2006. The restricted stock is entitled to receive dividends, if any, paid on the Company's common stock. Aggregate restricted Company common stockholdings as of December 31, 2003 and the corresponding value based on the closing price of the common stock as reported on the New York Stock Exchange on December 31, 2003 ($31.93 per share) are: Mr.
     Sheffield, 84,000 shares, $2,682,120; Messrs. Cheatwood, Dove, Kellum and Withrow, 28,000 shares each, $894,040 each.
(d) For 2003, this column includes (i) contributions to qualified retirement plans of $20,000 each to Messrs. Sheffield, Cheatwood, Dove, Kellum and Withrow; (ii) contributions to the Company's nonqualified deferred compensation retirement plan for Mr. Sheffield of $70,000; for Messrs. Cheatwood, Dove, Kellum and Withrow of $31,500 each; (iii) a $2,860 premium with respect to a term life insurance policy for the benefit of Mr. Sheffield and (iv) reimbursement for financial counseling services for Messrs. Sheffield and Kellum of $295 and $625, respectively.

     Long-Term Incentive Plan. The Long-Term Incentive Plan (the "Plan") provides for employee and non-employee director grants in the form of stock options, stock appreciation rights, restricted stock or performance units. The maximum number of shares of common stock that may be issued under the Plan is equal to 10 percent of the total number of shares of common stock equivalents outstanding from time to time minus the total number of shares of stock subject to outstanding grants on the date of calculation under any other stock-based plan for employees or directors of the Company. The Plan had 6,305,591 shares available for additional awards at December 31, 2003.

     No performance units or stock appreciation rights have been awarded under the Plan.
                                       11

     The following table sets forth information about stock options granted during 2003 to the named executive officers:

             OPTIONS GRANTED DURING THE YEAR ENDED DECEMBER 31, 2003

                                             Individual Grants
                           -------------------------------------------------
                             Number of         % of Total
                             Securities      Options Granted    Exercise or                      Grant Date
                             Underlying       to Employees      Base Price       Expiration       Present
Name                       Options Granted     During 2003     Per Share (c)         Date         Value (d)
----                       ---------------   ---------------   -------------   ---------------   ----------
Scott D. Sheffield........   60,000  (a)           4.43           $ 24.25        2/18/09-10-11   $ 550,200
                             30,000  (b)           2.22           $ 25.58        8/19/09-10-11   $ 267,000
Chris J. Cheatwood........   20,000  (a)           1.48           $ 24.25        2/18/09-10-11   $ 183,400
                             10,000  (b)            .74           $ 25.58        8/19/09-10-11   $  89,000
Timothy L. Dove...........   20,000  (a)           1.48           $ 24.25        2/18/09-10-11   $ 183,400
                             10,000  (b)            .74           $ 25.58        8/19/09-10-11   $  89,000
Danny L. Kellum...........   20,000  (a)           1.48           $ 24.25        2/18/09-10-11   $ 183,400
                             10,000  (b)            .74           $ 25.58        8/19/09-10-11   $  89,000
Mark L. Withrow...........   20,000  (a)           1.48           $ 24.25        2/18/09-10-11   $ 183,400
                             10,000  (b)            .74           $ 25.58        8/19/09-10-11   $  89,000

--------------
(a) These options were granted on February 18, 2003, vest at the rate of one-third each year, commencing on the first anniversary of the grant date, and have a term of five years from date of vesting. The Compensation and Management Development Committee retains discretion, subject to Plan limits, to modify the terms of the options. In the event of a change in control of the Company as defined in the Plan, the options will immediately become fully vested and exercisable in full.
(b) These options were granted on August 19, 2003, vest at the rate of one-third each year, commencing on the first anniversary of the grant date, and have a term of five years from date of vesting. The Compensation and Management Development Committee retains discretion, subject to Plan limits, to modify the terms of the options. In the event of a change in control of the Company as defined in the Plan, the options will immediately become fully vested and exercisable in full.
(c) The exercise price per share is equal to the closing price of the common stock as reported by the New York Stock Exchange on the day before the date of grant.
(d) The estimated grant date present value of shares in footnotes (a) and (b) is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options included the following:
     o An interest rate of 3.10 percent for footnote (a) and 3.08 percent for footnote (b), which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to the expected option term.
     o Volatility of 37.6 percent for footnote (a) and 33.6 percent for footnote (b) calculated using the lesser of (i) daily stock prices for the 120-day period prior to the grant date or (ii) 50 percent.
     No other adjustments were made to the model for nontransferability or risk of forfeiture. The ultimate values of the options will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of the option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

                                       12

     The  following  table  sets  forth,  for  each  named  executive   officer,
information concerning the exercise of stock options during 2003, and the value of unexercised stock options as of December 31, 2003:

      AGGREGATED OPTIONS EXERCISED DURING THE YEAR ENDED DECEMBER 31, 2003
              AND VALUE OF UNEXERCISED OPTIONS AT DECEMBER 31, 2003
                                                       Number of Securities            Value of Unexercised
                                                      Underlying Unexercised                In-the-Money
                           Shares                  Options at December 31, 2003    Options at December 31, 2003(a)
                        Acquired on      Value     ----------------------------    -------------------------------
Name                      Exercise     Realized    Exercisable    Unexercisable      Exercisable   Unexercisable
----                    -----------   ----------   -----------    -------------      -----------   -------------
Scott D. Sheffield....     72,500     $1,114,924     212,000         236,000          $3,377,980     $2,387,140
Chris J. Cheatwood....     47,999     $  705,845      42,501          76,832          $  543,447     $  634,349
Timothy L. Dove.......     31,000     $  507,158     100,166          80,999          $1,603,208     $  827,659
Danny L. Kellum.......     80,866     $  945,887       6,667          80,999          $   48,069     $  827,659
Mark L. Withrow.......     22,167     $  357,121     116,832          80,999          $2,001,822     $  827,659

---------------
(a)  Amounts were calculated by multiplying the number of unexercised options by
     $31.93,  which  was the  closing  price of the  Company's  common  stock on
     December 31, 2003, and subtracting the aggregate  exercise price, which was determined  by  multiplying  the  unexercised  options by their  respective exercise prices and summing the result.

     Retirement Plan. The Company provides a 401(k) retirement plan but does not provide a defined benefit retirement plan or a restoration plan. Hewitt Associates advised the Company that it was not providing competitive retirement benefits for its officers by offering only a 401(k) plan. To maintain a competitive position, the Company also provides a nonqualified deferred compensation retirement plan for officers of the Company. Each participant is allowed to contribute up to 25 percent of base salary and 100 percent of annual bonus payments. The Company provides a matching contribution of 100 percent of the participant's contribution limited to the first 10 percent of the officer's base salary. The Company's matching contribution vests immediately.

     Severance Agreements. The Company has entered into severance agreements with its officers. Salaries and bonuses are set by the Compensation and Management Development Committee independent of these agreements and the Compensation and Management Development Committee can increase or reduce base salaries at its discretion.

     Either the Company or the officer may terminate the officer's employment under the severance agreement at any time. The Company must pay the officer an amount equal to one year's base salary if the officer's employment is terminated because of death, disability or normal retirement. The Company must pay the officer an amount equal to one year's base salary and continue health insurance for the officer's family for one year if the Company terminates the officer's employment without cause or if the officer terminates employment for good reason, which is when reductions in the officer's base annual salary exceed specified limits or when the officer's responsibilities have been significantly reduced. If within one year after a change in control of the Company, the Company terminates the officer without cause, or if the officer terminates employment for good reason, the Company must pay the officer an amount equal to
2.99 times the sum of the officer's base salary plus target bonus for the year and continue health insurance for the officer's family for three years. If the officer terminates employment with the Company without reason between six months and one year after a change in control, or at any time within one year after a change in control if the officer is required to move, then the Company must pay the officer one year's base salary and continue health insurance for the officer's family for one year. Officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a change in control.

     Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and officers, including the named executive officers. Those agreements require the Company to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. The Company expects to enter into similar agreements with persons selected to be directors and officers in the future.

Each indemnification agreement also provides that, upon a potential change in control of the Company and if the indemnified director or officer so requests, the Company will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which the Company has indemnified the director or officer.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     During 2003, no member of the Compensation and Management Development Committee also served as an executive officer of the Company. During 2003, there were no Compensation and Management Development Committee interlocks with other companies.

                COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The  Compensation  and  Management  Development  Committee  of the Board of
Directors   submits  the   following   report  with  respect  to  the  executive
compensation program of the Company.

Compensation Principles and Philosophy

     The overriding responsibility of the committee is to maintain the Company's executive compensation program so that it attracts and retains a capable and highly motivated senior management team and aligns the compensation of the Company's executives with the Company's strategic business plan to increase stockholder value. During 2003, the committee retained Hewitt Associates to assist and advise it in its efforts to establish and administer fair and competitive compensation and incentive policies. These policies emphasize variable compensation and structure the annual bonus and long-term incentive awards to be a significant portion of an executive's total compensation so that total compensation is reflective of the executive's performance and the Company's performance. Beginning in 2004, the Committee elected to change the long-term incentive awards from a combination of stock options and restricted stock to a performance-based restricted stock program to further emphasize performance and alignment of stockholder and executive interests. The committee has adopted a policy of not repricing stock options and incorporated that policy into the Plan. Other critical elements of the Company's compensation and incentive policies provide for:

o Base salaries at or slightly above median levels compared to industry survey information and peer group proxy analysis.

o Annual target bonus levels slightly above median with payouts that are based on both individual and Company performance.

o    Long-term incentive target award levels that are above median.

o    Significant stock ownership by directors and the Chief Executive Officer.

To support the commitment to significant stock ownership, the Company's current common stock ownership guidelines are as follows:

o Non-employee directors' stock value equal to at least three times each director's annual base retainer fee.

o Chairman of the Board and Chief Executive Officer stock value equal to at least five times his annual base salary.

     In determining compliance with these guidelines, the committee considers its expectations of the long-term value of the Company's common stock and the current trading levels. Mr. Sheffield and all directors are in compliance with the ownership guidelines.

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA93") placed restrictions on the deductibility of executive compensation paid by public companies. Under the restrictions, the Company is not able to deduct compensation paid to any of the named executive officers in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" in the legislation. Nondeductibility could result in additional tax costs to the Company. While the committee cannot assess with certainty how the Company's compensation program will ultimately be affected by OBRA93, the committee generally tries to preserve the deductibility of all executive compensation if it can do so without interfering with the Company's ability to attract and retain capable and highly motivated senior management.

Elements of Compensation

     The elements of the compensation program the committee administers for executive officers, including the Chief Executive Officer, consist of base salaries, annual bonuses, awards made under the Plan, contributions to the Company's 401(k) retirement plan, contributions to the Company's deferred compensation retirement plan and miscellaneous perquisites. Base salaries, annual bonuses and long-term incentives are discussed separately below; however, the committee considers the aggregate remuneration of executives when evaluating the executive compensation program.

     Base Salaries. An executive's base salary is viewed as a fixed component of total compensation that should be competitive with companies similar in terms of business strategy to the Company. The committee has targeted base salaries at or slightly above the median level for companies of similar business strategy to the Company. The committee evaluates the base salaries of the Company's executive officers on the basis of competitive base salary survey data provided by Hewitt Associates and consideration of each officer's duties and responsibilities. The committee views the executives below the Chief Executive Officer level as a team with diverse duties but with similar authority and responsibility. Hewitt Associates historically has provided base salary survey data on the majority of the Company's peer group companies, a group of independent exploration and production companies with similar asset, revenue and capital investment profiles as the Company. While the peer group provided by Hewitt Associates includes some of the members of the Dow Jones U.S. Oil Companies, Secondary Index (the "DJ Secondary Oil Index") reflected in the performance graph set forth under "Company Performance" below, it does not include all of the companies in that peer group and includes other companies with which the Company competes. The committee determines the base salary for all executives, including Mr. Sheffield, using the same methodology.

     For 2004, Mr. Sheffield's annual base salary was increased from $700,000 to $775,000. Mr. Sheffield elected to take the equivalence of the amount of the increase ($75,000) in shares of the Company's stock. Hewitt Associates indicated Mr. Sheffield's annual base salary is slightly above the 50th percentile. The base salary of one other named executive officer was increased for 2004 but the other named executive officer's base salaries were not increased. Hewitt Associates advised that their 2004 base salaries, as a group, continue to be slightly above the median.

     Annual Bonuses. Each year the committee establishes a target bonus for each executive based on the target bonus median levels of executives in similar positions at peer group companies. To maintain internal equity, the level of responsibility, scope and complexity of the executive's position are considered. The range of awards for the annual incentive bonus plan can range from 0 to 200 percent of target. The 2004 target bonus levels for Mr. Sheffield and one other named executive increased to reflect competitive market conditions; however, the target bonus levels for the other named executive officers did not change from the 2003 target bonus levels. The target bonus levels were identified by Hewitt Associates as being slightly above the median level. In awarding 2003 bonuses, the Company reviewed the following criteria that are important to the success of the Company's business plan:

                    o  Operating cost per BOE
                    o  Debt/Book capitalization
                    o  Reserve replacement
                    o  Finding and development cost per BOE
                    o  Production growth
                    o  General and administrative costs per BOE
                    o  Return on equity

                    o  Net asset value per share
                    o  Growth of share value

     In determining the executive officers' annual bonus awards, the committee also evaluated the Company's stock performance in relation to its peer group. The committee did not employ a formula, specific targets or predetermined weighting of the above financial and operational performance criteria. The committee evaluates Company performance in light of oil and gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year. The committee observes and evaluates the individual performance of executive officers throughout the year and specifically evaluates Mr. Sheffield's performance relative to the Company's performance in achieving the Company's goals.

     For 2003, the committee awarded Mr. Sheffield and all but one of the other executives cash bonuses above the target bonus levels. Specific Company performance which resulted in bonus payouts above target for 2003 included:

                    o   Base operating costs of $3.07 per BOE
                    o   Improved leverage position
                    o   Reserve replacement of 193 percent
                    o   Finding and development costs of $6.64 per BOE
                    o   Production growth of 36 percent
                    o   General and administrative cost of $1.07 per BOE
                    o   Return on equity of 26 percent
                    o   2003 stock price increase of 26 percent

     Regarding stock performance, the Company's three-year cumulative total return based on stock price performance has exceeded both the Standard & Poor's 500 Index (the "S&P 500") and the DJ Secondary Oil Index per the graph below. In addition, the Company's stock price hit a five-year high of $32.90 in December 2003.

              COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN (a)
                      AMONG THE COMPANY, THE S&P 500 INDEX
                         AND THE DJ SECONDARY OIL INDEX
                                  Pioneer                             DJ
                                  Natural                          Secondary
              Year ended         Resources           S&P              Oil
             December 31,         Company            500             Index
             ------------        ---------        ---------        ----------
                 2000               100              100              100
                 2001                98               88               92
                 2002               128               69               94
                 2003               162               88              123

             ---------------
             (a) Assumes $100 invested on December 31, 2000 in stock or index, including reinvestment of dividends.

     Long-Term Incentives. The value of the long-term incentive awards granted to Mr. Sheffield in 2003 was determined by a comparison of long-term incentive grants made to the Chief Executive Officers of peer group companies. The other executive officers were reviewed as a team. The value of long-term incentives granted to each executive was determined by comparing the value of awards granted to peer company executives holding similar positions, and their individual award levels were averaged to determine the actual awards to executives of the Company. The award levels were not influenced by the current stock holdings of the executives. The Company's philosophy is to award long-term incentives with values that are above market average. For 2003, Mr. Sheffield was awarded 90,000 stock options and 12,000 shares of restricted stock. Hewitt Associates concluded the 2003 award levels placed Mr. Sheffield and the other named executives as a group between the 60th and 70th percentile for long-term incentive awards among the peer group.

     A  significant   portion  of  an  executive  officer's  total  compensation opportunity is comprised of long-term incentive awards, which are intended to align executive management's interests in long-term growth and success more closely with the interests of the Company's stockholders.

     Beginning in 2004, to achieve this alignment and to emphasize long-term performance, the committee adopted a performance share program under the Long-Term Incentive Plan for executives. No stock options will be awarded to Mr. Sheffield or the named executives for 2004. This program establishes restricted stock award targets for Mr. Sheffield and each named executive determined by comparing the value of awards granted to peer company executives holding similar positions. The target award levels were not influenced by the current stock holdings of executives. Restricted stock awarded under this program will have a three-year cliff vesting requirement.

     The number of restricted shares awarded each year as a percent of target award levels will be determined by a three-step process. First, the committee will conduct a subjective evaluation of the internal Company performance against the following one- and three-year metrics:

    One-year metrics                              Three-year metrics
    ----------------                              ------------------
    Production growth                             Reserve replacement
    Operating cost per BOE                        Finding and development cost per BOE
    General and administrative costs per BOE      Net asset value per share
    Debt statistics

     Next, to finalize the award level for the executive group, the committee will consider the Company's Total Shareholder Return results compared to the Total Shareholder Return of the Company's peer group. As its final step, the committee will conduct an evaluation of each executive's individual performance.

     In summary, the Company believes a significant portion of executive compensation should be variable and performance-based so that an executive's total compensation opportunity is linked to the performance of the individual, the Company and its stock price. The majority of an executive officer's total compensation is variable and at-risk. This structure allows the Company to administer overall compensation that rises or falls based on the Company's performance while maintaining a balance between the Company's short-term and long-term objectives.

Compensation and Management Development Committee of
The Board of Directors

Edison C. Buchanan, Chairman
James R. Baroffio, Member
Charles E. Ramsey, Jr., Member

                             AUDIT COMMITTEE REPORT

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the committee are independent as required under the listing standards of the New York Stock Exchange ("NYSE"). The committee operates pursuant to a charter adopted by the Board of Directors. A copy of the current charter is posted on the Company's website at www.pioneernrc.com.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent with Audit Committees, as currently in effect. The committee has also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this Report, and subject to the limitations on the roles and responsibilities of the committee referred to below and in the charter, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The committee has also recommended the selection of the Company's independent auditors.

     The members of the committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Audit Committee of
The Board of Directors

James L. Houghton, Chairman
R. Hartwell Gardner, Member
Jerry P. Jones, Member
Linda K. Lawson, Member
Robert A. Solberg, Member

                              CORPORATE GOVERNANCE

Corporate Governance Principles

     The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. In March 2003, the Board of Directors formally adopted the Company's Corporate Governance Principles, which cover the following principal subjects:
             o   Role and functions of the Board of Directors
             o   Qualifications and independence of directors
             o   Size of the Board of Directors and selection process
             o   Committee functions and independence of committee members
             o   Meetings of non-employee directors
             o   Self-evaluation
             o Ethics and conflicts of interest (a copy of the current Code of Business Conduct and Ethics is posted on the Company's website at www.pioneernrc.com)
             o Reporting of concerns to non-employee directors or the Audit Committee
             o Compensation of the Board of Directors and stock ownership requirements
             o Succession planning and annual compensation review of senior management
             o   Access to senior management and to independent advisors
             o   Director orientation and continuing education
             o   Evaluation of corporate governance principles

     The Corporate Governance Principles are posted on the Company's website at www.pioneernrc.com. The Corporate Governance Principles will be reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Principles will be presented to the Board of Directors for its approval.

     The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Principles comply with the NYSE rules.

Director Independence

     The Company's existing standards for determining director independence require the assessment of directors' independence on an annual basis. In February 2004, the Board of Directors again assessed the independence of each director in accordance with the independence standards for directors set forth in the Company's Corporate Governance Principles, which generally define an independent director as one who does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment. The Board of Directors has determined, after careful review, that each member of the Board of Directors is independent, with the exception of Mr. Sheffield, who is an employee of the Company. Accordingly, eight out of the nine current members of the Board of Directors are independent directors.

     The NYSE has adopted rules that define director independence for listed companies. The Board of Directors has adopted Corporate Governance Principles to ensure that the Company's standards for director independence meet or exceed those in the NYSE rules, and evaluates director independence in accordance with those standards. Based on the NYSE rules, the Board of Directors believes that all non-employee directors are independent.

Election of Lead Director

     In February 2004, the Board of Directors reelected Mr. Ramsey, a non-employee director, to serve as chairman of the regular private meetings of the independent directors and as Chairman of the Company's Nominating and Corporate Governance Committee (the "Lead Director"). Utilizing input from all directors, the Lead Director will (i) work with the CEO and Chairman of the Board to determine the appropriate agenda and information package for Board of Director meetings; (ii) meet with the CEO and Chairman of the Board, senior management and individual directors, as required, to facilitate effective communications and information flow; (iii) take a leadership role in CEO succession and senior management development; (iv) take a leadership role in director evaluation, continuing education, recruiting and orientation and (v) serve as the Board of Directors contact in the process for direct employee and stockholder communications with the Board of Directors.

Financial Literacy of Audit Committee and Designation of Financial Experts

     In March 2003, the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that three of the Audit Committee members (Mrs. Lawson and Messrs. Gardner and Houghton) are financial experts as defined by the SEC.

Procedure for Directly Contacting the Board of Directors and Whistleblower
Policy

     A means for stockholders and employees to contact the Board of Directors directly has been established and is published on the Company's website at www.pioneernrc.com. Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters;
(ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud or (iii) dishonest or unethical conduct, conflicts of interest, violations of the Company's code of ethics or business conduct, or violation of laws. Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to retaliate against any director, officer or employee who provides truthful information relating to a violation of law or Company policies.

                               COMPANY PERFORMANCE

     The following graph and chart compare the Company's cumulative total stockholder return on common stock during the five-year period ended December 31, 2003, with cumulative total stockholder return during the same period for the S&P 500 and the DJ Secondary Oil Index as prescribed by the SEC rules. The following graph and chart show the value, at December 31 in each of 1999, 2000, 2001, 2002 and 2003 of $100 invested at December 31, 1998, and assume the reinvestment of all dividends:

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (a)
                      AMONG THE COMPANY, THE S&P 500 INDEX
                         AND THE DJ SECONDARY OIL INDEX

                                  Pioneer                              DJ
                                  Natural                           Secondary
             Year ended          Resources            S&P              Oil
            December 31,          Company             500             Index
            ------------         ---------        ----------        ---------
                1998                100               100              100
                1999                102               121              115
                2000                225               110              184
                2001                220                97              169
                2002                289                76              173
                2003                365                97              227

                                                            Year ended December 31,
                                                ------------------------------------------------
                                                1998     1999     2000    2001     2002     2003
                                                ----     ----     ----    ----     ----     ----
       Pioneer Natural Resources Company         100      102      225     220      289      365
       S&P 500                                   100      121      110      97       76       97
       DJ Secondary Oil Index                    100      115      184     169      173      227

       ---------------
       (a) Assumes $100 invested on December 31, 1998 in stock or index, including reinvestment of dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock as of March 17, 2004, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers as a group:

                                                                  Number of        Percentage
Name of Person or Identity of Group                                  Shares        Of Class (a)
-----------------------------------                               ----------       ------------
Southeastern Asset Management, Inc. (c).......................    18,991,100           15.8
Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee  38119

FMR Corp. (d).................................................     8,429,590            7.0
Edward C. Johnson 3d
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts  02109

Scott D. Sheffield (e) (f) (h)................................       579,926             (b)

Chris J. Cheatwood (e) (g) (h) (i)............................       117,512             (b)

Timothy L. Dove (e) (h) (i)...................................       188,897             (b)

Danny L. Kellum (e) (h) (i)...................................        87,286             (b)

Mark L. Withrow (e) (h) (i)...................................       217,936             (b)

James R. Baroffio (e) (j).....................................        51,211             (b)

Edison C. Buchanan (h)........................................         9,225             (b)

R. Hartwell Gardner (e) (h)...................................        72,793             (b)

James L. Houghton (e) (k).....................................        30,631             (b)

Jerry P. Jones (e)............................................        35,552             (b)

Linda K. Lawson (h) (l).......................................         6,281             (b)

Charles E. Ramsey, Jr. (e)....................................        37,307             (b)

Robert A. Solberg (h) ........................................         7,581             (b)

All directors and executive officers as a group
(14 persons) (h) (m)..........................................     1,553,672            1.3

---------------
(a)  Based on  120,024,319  shares of  common  stock  outstanding.
(b)  Does not exceed one percent of class.
(c) The Schedule 13G/A filed with the SEC on February 10, 2004, which is a joint statement on Schedule 13G/A filed by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund and O. Mason Hawkins ("Hawkins"), states that the statement is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern. The
     Schedule 13G/A further states that the statement is also being filed by Hawkins, Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A for his own account.

                                       22




(d) The Schedule 13G filed with the SEC on February 17, 2004 is a joint statement on Schedule 13G filed by FMR Corp.; Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail P. Johnson, Director of FMR Corp. The
     Schedule 13G states that FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson may be deemed as beneficial owners of 8,151,590 shares of the Company's common stock as a result of the beneficial ownership of shares by wholly-owned subsidiaries of FMR Corp. and of 278,000 shares of the Company's common stock as a result of the beneficial ownership of a former subsidiary of FMR Corp. FMR Corp. and its former subsidiary are of the view that they are not acting as a group and that they are not required to attribute to each other the beneficial ownership of securities beneficially owned by the other.
(e) Includes the following number of shares subject to stock options that were exercisable at or within 60 days after March 17, 2004: Mr. Sheffield, 272,000; Mr. Cheatwood, 65,001; Mr. Dove, 112,833; Mr. Kellum, 31,000; Mr.
     Withrow, 118,666; Dr. Baroffio, 40,458; Mr. Gardner, 57,991; Mr. Houghton, 20,000; Mr. Jones, 20,000 and Mr. Ramsey, 28,307.
(f) Includes 5,000 shares held in Mr. Sheffield's investment retirement account and 10,280 shares held in Mr. Sheffield's 401(k) account.
(g)  Includes  2,000  shares  held  in  Mr.  Cheatwood's  investment  retirement account.
(h) Includes the following number of unvested restricted shares: Mr. Sheffield, 133,350; Mr. Cheatwood, 43,750; Mr. Dove, 44,800; Mr. Kellum, 43,750; Mr.
     Withrow, 43,750; Mr. Buchanan, 3,915; Mr. Gardner, 578; Mrs. Lawson, 3,387; Mr. Solberg, 3,387; and all directors and executive officers as a group, 353,417.
(i) Includes the following number of shares held in each respective officer's 401(k) account: Mr. Cheatwood, 503; Mr. Dove, 339; Mr. Kellum, 516 and Mr. Withrow, 11,143.
(j) Includes 10,753 shares held in trust that are shares beneficially owned by Dr. Baroffio.
(k) Includes 8,631 shares held by two trusts of which Mr. Houghton is a trustee and over which shares he has sole voting and investment power and 2,000 shares held in Mr. Houghton's investment retirement account.
(l)  Includes 1,200 shares held in Mrs. Lawson's investment retirement accounts.
(m) Includes 837,005 shares of common stock subject to stock options that were exercisable at or within 60 days after March 17, 2004. Including outstanding option awards to directors and executive officers for an additional 424,329 shares of common stock which do not become exercisable within 60 days after March 17, 2004, directors and executive officers as a group own 1.6 percent of class.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.

     Based solely on its review of reports and written representations that the Company has received, the Company is aware that Thomas C. Halbouty, the Company's Vice President and Chief Information Officer, and Guimar Vaca Coca, the President of the Company's Argentine subsidiaries, did not timely file one report each on Form 4 covering transactions effected during 2003. The Company believes that all other required reports were timely filed during 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2003, the Company did not enter into any transactions with management and others, nor was it a party to business relationships or other arrangements or transactions, that would be reportable as certain relationships and related transactions. Mr. Jones is of counsel to the firm of Thompson & Knight, L.L.P. since his retirement from the firm in January 1998. Thompson &
Knight,  L.L.P.  provides  periodic  legal  services to the Company.  Thompson &
Knight, L.L.P. customarily gives the "of counsel" title to retired partners of the firm. Mr. Jones has no role in, and receives no pay from, Thompson & Knight, L.L.P. except payments under a retirement savings plan. Accordingly, the Board of Directors does not consider this relationship to be relevant to Mr. Jones' independence.

                              STOCKHOLDER PROPOSALS

     Any stockholder of the Company who desires to submit a proposal for action at the 2005 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 9, 2004, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

     Any stockholder of the Company who desires to submit a proposal for action at the 2005 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no later than February 21, 2005, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 21, 2005, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

     "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

     It is the responsibility of the Company's Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large global U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period. Consideration will also be given to the Board of Directors' overall balance of diversity of perspectives, backgrounds and experiences.

     The Nominating and Corporate Governance Committee will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2005 if that nomination is submitted in writing, not later than December 9, 2004, to the Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

     a)   the nominee's name, address and other personal information;

     b) the number of shares of each class and series of stock of the Company held by such nominee;

     c) the nominating stockholder's name, residential address and telephone number, business address and telephone number; and

     d) all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

     Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

     Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Nine of the Amended and Restated Certificate of Incorporation of the Company. Under Article Nine, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual meeting is sent to stockholders, a written notice setting forth (i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder's name, address and other personal information, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder and (v) with respect to each such nominee, the nominee's name, address and other personal information, the number of shares of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee's acceptance of the nomination, stating his or her intention to serve as a director, if elected, and consenting to be named as a nominee in any proxy statement relating to such election. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

     Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

                             SOLICITATION OF PROXIES

     Solicitation of Proxies may be made by mail, personal interview, telephone or telegraph by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $7,500. The Company will bear all costs of solicitation.

                                STOCKHOLDER LIST

       In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2003, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039. A copy of this Proxy Statement or our Annual Report on Form 10-K will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Proxy Statement or Annual Report on Form 10-K was delivered. Requests may be made by writing to Investor Relations, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 900, Irving, Texas 75039 or by calling 972-969-3583. The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.

                                 INTERNET VOTING

     For shares of stock that are registered in your name, you have the opportunity to vote through the Internet using a program provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental"). Votes submitted electronically through the Internet under this program must be received by 5:00 p.m., Eastern Time, on Wednesday, May 12, 2004. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The Company has been advised by counsel that the Internet voting procedures that have been made available through Continental are consistent with the requirements of applicable law.

     To vote through the Internet, please access Continental on the World Wide Web at www.continentalstock.com. Under "ContinentaLink" on the right side, select "Proxy Voting Log In". You will be prompted to complete an electronic ballot. Follow the prompts to vote your shares.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting through the Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

******

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE THROUGH THE INTERNET OR TO COMPLETE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                                      By Order of the Board of Directors,


                                       /s/ Mark L. Withrow
                                      ----------------------------------------
                                      Mark L. Withrow
                                      Secretary

Irving, Texas
April 2, 2004

                                VOTE BY INTERNET

                        PIONEER NATURAL RESOURCES COMPANY

-   You can vote your shares electronically through the Internet.
-   This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have this proxy card in hand when you access the above website. At "ContinentaLink" on the right side, select "Proxy Voting Log In". You will be prompted to complete an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                  PLEASE DO NOT RETURN THE CARD BELOW IF VOTED
                                 ELECTRONICALLY

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY BY MAIL

                                         Please mark your votes like this [ X ]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

The Board of Directors recommends a
vote FOR Items 1 and 2.

ITEM 1 - ELECTION OF DIRECTORS

                                        FOR                       WITHHELD
                                        ALL                       FOR ALL
Nominees:
01   R. Hartwell Gardner
02   James L. Houghton                  [  ]                        [  ]
03   Linda K. Lawson

WITHHELD FOR: (List below each nominee that you do not wish to vote for.)

--------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

            [  ]   FOR             [  ]  AGAINST           [  ]  ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

Signature                      Signature                         Date
          -------------------            -----------------------      ---------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                Access to Pioneer shareholder account information
               and other shareholder services are available on the
                                    Internet!

                  Visit Continental Stock Transfer's website at

                            www.continentalstock.com

                    for their Internet Shareholder Service -
                                 ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this service, visit the website listed above. At "ContinentaLink" on the right side of the home page, select "Shareholder Log In". From there, you can either "View a Sample Account" or you can sign-up (choose "First Time Visitor" then "New Member Sign-Up"). Guidance is provided on the website.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        PIONEER NATURAL RESOURCES COMPANY

     The undersigned hereby appoints Scott D. Sheffield and Mark L. Withrow as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Pioneer Natural Resources Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 13, 2004 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                                VOTE BY INTERNET

                        PIONEER NATURAL RESOURCES COMPANY

-   You can vote your shares electronically through the Internet.
-   This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have this proxy card in hand when you access the above website. At "ContinentaLink" on the right side, select "Proxy Voting Log In". You will be prompted to complete an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                  PLEASE DO NOT RETURN THE CARD BELOW IF VOTED
                                 ELECTRONICALLY

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY BY MAIL

                                        Please mark your votes like this  [ X ]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

The Board of Directors recommends a
vote FOR Items 1 and 2.

ITEM 1 - ELECTION OF DIRECTORS

                                        FOR                       WITHHELD
                                        ALL                       FOR ALL
Nominees:
01   R. Hartwell Gardner
02   James L. Houghton                  [  ]                        [  ]
03   Linda K. Lawson

WITHHELD FOR: (List below each nominee that you do not wish to vote for.)
--------------------------------------------

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

            [  ]   FOR            [  ]  AGAINST            [  ]  ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

Signature                          Signature                      Date
          ------------------------           --------------------      --------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The Stockholders' meeting will be held on May 13, 2004. Your voting instruction must be received by 5:00 p.m., New York time, on May 10, 2004 to allow Vanguard to vote according to your instruction.


                 FOLD AND DETACH HERE AND READ THE RESERVE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                 PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

To: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

     In connection with the proxy materials I received relating to the annual meeting of shareholders of Pioneer Natural Resources Company to be held on Thursday, May 13, 2004, I direct you to execute a proxy as indicated with respect to all shares of common stock of Pioneer to which I have the right to give voting directions under the 401(k) plan. I understand you will hold these directions strictly confidential.

       (Continued, and to be marked, dated and signed, on the other side)